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Sallie Mae

The #1 paying for college company™

ACHIEVEMENTS

SLM CORPORATION ANNUAL REPORT 2004

SLM Corporation 12061 Bluemont Way Reston, Virginia 20190 www.salliemae.com Copyright 2005 SLM Corporation. All Rights Reserved. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

FINANCIAL HIGHLIGHTS

SALLIE MAE AT A GLANCE

SALLIE MAE PARTICIPATES IN EVERY STAGE OF THE STUDENT LOAN LIFE CYCLE, FROM ORIGINATION, TO DELIVERY OF FUNDS,

TO SERVICING, TO DEBT MANAGEMENT AND BEYOND.

STUDENT LOAN PRODUCTS FEDERAL LOANS Stafford Loans PLUS Loans Consolidation Loans PRIVATE LOANS Signature Student Loans MBA LOANS LAWLOANS MEDLOANS Tuition Answer Loans Career Training Loans K-12 Family Education Loans SCHOOL & GUARANTOR SOLUTIONS FINANCIAL AID OFFICE SOLUTIONS Loan Origination Support Online Loan Origination Online School Portal Online Award Letters FAO Support Services BUSINESS OFFICE SOLUTIONS Tuition Payment Plans Receivables Management Outsourced Back Office Solutions E-Commerce CAMPUS CONSULTING SERVICES Noel-Levitz GUARANTOR SERVICING USA Funds Services NELA Guarantee Services

CONSUMER SERVICES EDUCATION CollegeAnswer.com ParentAnswer.com ONLINE ACCOUNT MANAGEMENT LIFETIME SERVICES TrueCareers.com SUCCESS by Sallie Mae Sallie Mae Home Loans CORPORATE ENTITIES LENDING BRANDS Academic Management Services Corporation (AMS) Nellie Mae Corporation Sallie Mae Education Trust Southwest Student Services Corporation Student Loan Finance Association Student Loan Funding Resources, LLC CONSUMER FINANCE SLM Financial Corporation DEBT MANAGEMENT Student Assistance Corporation General Revenue Corporation Pioneer Credit Recovery, Inc. Arrow Financial Services

LETTER FROM THE CHAIRMAN

Edward A. Fox
CHAIRMAN OF THE BOARD

In 2004, we successfully finalized one of the most significant chapters to date: completing the transition from a government-sponsored enterprise to a fully privatized company.

     It is with a mixture of nostalgia for the past and anticipation for what is yet to come that I write my final Chairman’s letter for Sallie Mae. In May, I will officially retire from the Board position I have held since 1997.

     Since walking into a small office on K Street in Washington, D.C., as Sallie Mae’s first employee in 1973, I have enjoyed watching Sallie Mae’s unique story unfold. With a single plot line, but multiple twists and turns, Sallie Mae’s narrative has been remarkable. It is with great pride that in 2004, we successfully finalized one of the most significant chapters to date: completing the transition from a government-sponsored enterprise to a fully privatized company.
     Achieving this milestone certainly stands out as a career highlight for all of us who have worked at Sallie Mae. To complete this privatization—and to do so nearly four full years ahead of schedule—is testament to the company’s sound business model and to the success of the public-private partnership that supports the country’s federal student loan program. Sallie Mae not only has fulfilled its original mission of creating a vibrant secondary market for student loans but also launched a loan origination business, developed key ways to support the major participants in the student loan industry with a variety of financial and technology services and prospered without government support. We are pleased that this transition has been to the benefit of our customers, underscoring the strength of Sallie Mae’s service orientation. As a result, we have reached the frontier of new possibilities and find ourselves with much greater freedom in all segments of our business.
     Much has changed since my first years with Sallie Mae. Indeed, the Sallie Mae of today scarcely resembles the Sallie Mae that I joined more than 32 years ago. The company has gradually created a presence in every step of the student loan life cycle. No longer just a wholesale buyer of student loans, Sallie Mae is now a retail service provider to schools and borrowers. In short, Sallie Mae truly is the author of its own story now.
     Of course, the ultimate benefactors of the government’s foresight and Sallie Mae’s successful transformation are students, schools and taxpayers. Students have access to private capital to finance their college education. College and university financial aid professionals have access to enhanced technology, services and loan products that simplify the financial aid process. Shareholders have ownership of a company with a sound growth proposition and a demonstrated ability to create value. And, finally, taxpayers are no longer responsible for the implied federal support of a student loan government-sponsored enterprise.
     The past 12 months firmly set the stage for the next chapter in our story. It is with great confidence and satisfaction that I leave my position as Chairman. Sallie Mae has indeed been a great place to work. Thank you for the opportunity to serve.

EDWARD A. FOX
CHAIRMAN OF THE BOARD

LETTER FROM THE CEO & PRESIDENT

Albert L. Lord	Thomas J. Fitzpatrick
VICE CHAIRMAN AND	PRESIDENT AND
CHIEF EXECUTIVE OFFICER	CHIEF OPERATING OFFICER

To our Shareholders:

On behalf of our 10,000 employees, thank you for your continued confidence in Sallie Mae. Whether you have been with us from our earlier chapters or more recently learned the Sallie Mae story, you own a company that has had great success in recent years and is poised for an even brighter future.

     At the end of 2004, we passed a critical milestone: completing privatization and dissolving our government-sponsored subsidiary, the original Sallie Mae. We accomplished this task four years ahead of schedule, thanks to the impressive efforts of our corporate finance and legal teams who put together more than $100 billion of financing transactions in the past few years, managed uncharted regulatory waters and avoided any fallout on the business activities of the company. Among the longer-term benefits of our intensive and worldwide financing activity is the development of a knowledgeable and loyal investor base. These investors’ continued demand for our fixed-income securities will help contain our funding costs—as our issuance levels are dramatically reduced with the elimination of GSE refinancing activity.
     Along the road to privatization, we expanded the Sallie Mae franchise and diversified our business lines through acquisitions and internal development. In 2004, we continued to diversify our business, substantially increasing our income from sources beyond the guaranteed student loan program. This diversification includes income on our private education loans, which now represent 11 percent of our total managed loan portfolio. Like credit-based education lending, our new fee-based businesses also carry healthy margins and growth rates, and fit into our overall business model by adding value to multiple sets of customer relationships.

     On the fee-based business front, we grew earnings modestly during an unusually challenging year in guarantor servicing. At the same time, debt-management revenues increased more than 30 percent through contingency collections for a combination of government, guarantee agency and commercial clients. In the fourth quarter, we expanded our customer reach and complemented our product suite and management expertise with the acquisition of Arrow Financial Services, which specializes in the purchase of distressed consumer receivables as well as contingency placements.

LETTER FROM THE CEO & PRESIDENT

     In our core student lending business, Sallie Mae preferred channel loan originations exceeded the government’s direct loan program originations for the first time in 2004, with $13.7 billion in federally guaranteed loans issued, a 14 percent increase from 2003, representing a 26 percent market share at the end of federal fiscal year 2004. Preferred channel loans are originated through Sallie Mae’s owned (32 percent) or affiliated (68 percent) brands, and provide the engine for the company’s earnings growth and market leadership in education finance.

     Our total preferred channel loan originations included more than $4 billion of private education loans, which represents a 32 percent increase over 2003. Clearly, the government loan programs are not meeting the needs of our higher education population. Sallie Mae has been able to offer the most attractive “companion” loans in the industry, as well as stand-alone education loans for consumers who need, or prefer, to bypass the government program.
     In the process, we have moved ourselves closer to a retail lending model and have become less dependent on the two large bank affiliations that fueled our growth in the first half

In 2004, we continued to diversify our business, substantially increasing our income from sources beyond the guaranteed student loan program.

of this decade. Our internal brands, including Sallie Mae Education Trust, Nellie Mae, Student Loan Funding and Academic Management Services (AMS), grew three times faster in 2004 than the combined JPMorgan Chase/Bank One channels. With the addition of two new brands in 2004—Southwest Student Services and Student Loan Finance Association—strategic partnerships with other lenders such as AmSouth, and the largest sales force in the industry, we are ready for the challenges and opportunities ahead.

     Our sales efforts are supported by a winning formula for our school customers, students and shareholders alike.

SALLIE MAE 1997 > Government-sponsored enterprise > Wholesale buyer of student loans > Financed in U.S. agency bond market > Preferred channel originations totaled approximately $4.7 billion > Managed student loans totaling $43.7 billion SALLIE MAE TODAY > Fully privatized > Retail provider of education credit and related services > Financed in the private capital markets > Preferred channel originations approach $18 billion > Manages student loans totaling $107.4 billion

LETTER FROM THE CEO & PRESIDENT

Industry-leading loan delivery technology, broad and flexible product choice, competitive pricing terms and quality life-of-loan servicing position us well for future market share and earnings growth. Indeed, with demand for higher education growing, we stand ready to serve the needs of all post-secondary institutions, from two-year community colleges, to “traditional” four-year schools, to the growing for-profit sector. This focus on serving customers helped us earn the “exceptional servicer” designation from the U.S. Department of Education in October 2004, enhancing default coverage from 98 percent to 100 percent.

     Our challenge in the coming years is to complete our transformation from a wholesale secondary market to a retail lender. This includes greater emphasis on our direct-to-consumer channels aimed at parent borrowers looking to meet rapidly escalating tuition costs and college graduates seeking debt consolidation and other financial products. While creating a more standard consumer finance relationship with these customers, we will continue to coordinate our efforts with the campus-based financial aid office to ensure a seamless process and consistent information flow.
     Overall, the education finance industry is growing with a larger number of new and established participants, especially on the front end of the business. Direct lending schools are converting to FFELP to take advantage of private-sector products and services. This year, we expect Congress to reauthorize the Higher Education Act and reform certain aspects of the program, including loan consolidation, floor income, guarantor collection incentives and interest subsidies to tax-exempt issuers. We are optimistic that these changes will result in an even stronger partnership between the government and the private sector and greater value to American students and taxpayers.
     Sallie Mae also will continue its efforts to explore ways to close the education access gap faced by many young Americans. In 2004, The Sallie Mae Fund awarded more than $2.3 million in scholarships to needy students. More

Indeed, with demand for higher education growing, we stand ready to serve the needs of all post-secondary institutions, from two-year community colleges, to “traditional” four-year schools, to the growing for-profit sector.

than 30,000 people attended some 150 free workshops across the United States as part of The Fund’s Paying for College tour. And we made a significant contribution to help expand charter schools in our nation’s capital.

     The year 2005 already is proving to be a turning point for Sallie Mae as a result of Board and management changes. Ed Fox, who led the company from a GSE start-up to a highly regarded Fortune 500 institution, retired from the Board this month. Al is succeeding Ed as Chairman of the Board, and Tim will become Vice Chairman and Chief Executive Officer in June. This succession has been long-planned and reflects very positively on your Board’s corporate governance process. Along with our talented management team and employees, we are delighted to lead Sallie Mae into the next chapter of its history.
     Thank you.

ALBERT L. LORD
VICE CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

THOMAS J. FITZPATRICK
PRESIDENT AND
CHIEF OPERATING OFFICER

SLM CORPORATION OFFICERS AND DIRECTORS

Back Row, Left to Right: Barry L. Williams, Ronald F. Hunt, A. Alexander Porter Jr., Edward A. Fox, Earl A. Goode, Wolfgang Schoellkopf, William M. Diefenderfer III. Front Row, Left to Right: Charles L. Daley, Benjamin J. Lambert III, Ann Torre Grant, Albert L. Lord, Thomas J. Fitzpatrick, Diane Suitt Gilleland, Steven L. Shapiro, Barry A. Munitz.

SLM CORPORATION
BOARD OF DIRECTORS

Edward A. Fox*
Chairman

Albert L. Lord†
Vice Chairman & CEO

A. Alexander Porter Jr.
Lead Independent Director

Charles L. Daley
Director, Executive Vice President & Secretary
TEB Associates, Inc.

William M. Diefenderfer III
Vice Chairman & Co-founder
enumerate Solutions, Inc.

Thomas J. Fitzpatrick††
President & COO

Diane Suitt Gilleland
Associate Professor in Higher Education
University of Arkansas, Little Rock

Earl A. Goode
Commissioner
Department of Administration
State of Indiana

Ann Torre Grant
Strategic & Financial Consultant

Ronald F. Hunt
Attorney

Benjamin J. Lambert III
Senator
Commonwealth of Virginia

Barry A. Munitz
President & CEO
The J. Paul Getty Trust

Wolfgang Schoellkopf
Managing Partner
Lykos Capital Management, LLC

Steven L. Shapiro
Certified Public Accountant &
Personal Financial Specialist
Alloy, Silverstein, Shapiro, Adams, Mulford,
Cicalese, Wilson & Co.

Barry L. Williams
President
Williams Pacific Ventures, Inc.

SALLIE MAE
EXECUTIVE MANAGEMENT

Albert L. Lord†
Vice Chairman & CEO

Thomas J. Fitzpatrick††
President & COO

C.E. Andrews
Executive Vice President,
Accounting & Risk Management

Robert S. Autor
Executive Vice President &
Chief Information Officer

Marianne M. Keler
Executive Vice President,
Corporate Strategy, Consumer Lending
and Administration

June M. McCormack
Executive Vice President,
Servicing & Sales Marketing

Kevin F. Moehn
Executive Vice President,
Sales & Originations

John F. Remondi
Executive Vice President,
Finance

John F. Whorley Jr.
Executive Vice President,
Debt Management Operations

*	Retiring May 2005
†	Chairman, effective March 2005
††	Vice Chairman & CEO, effective June 2005

CORPORATE
INFORMATION

Sallie Mae Headquarters
12061 Bluemont Way
Reston, VA 20190
www.salliemae.com

Investor Relations
Steve McGarry
Managing Director
703-984-6746 By
facsimile: 703-984-5074

Corporate Secretary
Mary F. Eure
Vice President
703-984-6785
By facsimile: 703-984-6006

Stock Transfer Agent
The Bank of New York
Shareholder Relations
P.O. Box 11258
Church Street Station
New York, NY 10286-1258
800-524-4458
www.stockbny.com

Independent Public Accountants
Pricewaterhouse Coopers LLP
McLean, VA 22102-3811
www.pwc.com

SallieMae

The #1 paying for college company[SM]

SLM Corporation
12061 Bluemont Way
Reston, Virginia 20190

www.salliemae.com